EXHIBIT 99.1


FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
May 26, 2005                                         fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


   TOLL BROTHERS' RECORD FY 2005 2ND QTR NET INCOME RISES 135% TO $170 MILLION
   ---------------------------------------------------------------------------
              RECORD 2ND QTR EPS INCREASES 126% TO $2.01 PER SHARE
              ----------------------------------------------------
               RECORD 2ND QTR CONTRACTS GROW 38% TO $2.20 BILLION
               --------------------------------------------------
                RECORD 2ND QTR REVENUES RISE 52% TO $1.25 BILLION
                -------------------------------------------------
            RECORD 2ND QTR-END BACKLOG INCREASES 57% TO $5.87 BILLION
            ---------------------------------------------------------

Horsham, PA, May 26, 2005 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record second-quarter and six-month results for earnings, contracts, revenues and backlog for the period ended April 30, 2005. The value of the company's second-quarter contracts and backlog were the highest for any quarter in its history.

Robert I. Toll, chairman and chief executive officer, stated: "We owe our excellent results to the tremendous perseverance and intensity of our associates. No one in our industry has a harder working, more dedicated team!

"With increasing numbers of communities in lot-constrained markets, our growing brand name and our broadening diversity of luxury new home product lines, we continue to produce record results.

"We expect to end fiscal 2005 with approximately 240 selling communities compared to 220 at FYE 2004. We believe our expertise in securing land and opening communities in highly-regulated, upscale markets gives us a competitive advantage, both today and in the future. We now control approximately 68,000 home sites, compared to 58,000 one year ago. These sites, which are in communities currently open for sale or wending their way through the approval process, represent a five-to-six year supply based on our historic pace of growth."

Joel H. Rassman, chief financial officer, stated: "Our record earnings, contracts and backlog reflect the strong demand and accompanying pricing power we have enjoyed over the past twelve months. Based on these results and our record $5.87 billion backlog of homes under contract, we are increasing our earnings expectations for FY 2005. We now believe net income will grow approximately 70% in FY 2005 compared to FY 2004. Based on our backlog and expected community growth, even with this increased projection, we still believe net income will rise approximately 20% in FY 2006 over FY 2005."

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Toll Brothers' financial highlights for the three-month and six-month periods ended April 30, 2005 (unaudited):

   o The Company's FY 2005 second-quarter net income of $170.1 million grew 135% versus FY 2004 second-quarter net income of $72.4 million. Second-quarter earnings of $2.01 per share diluted increased 126% compared to second-quarter 2004's earnings of $0.89 per share diluted, the previous second-quarter record.

   o FY 2005 six-month net income of $280.3 million grew 129% versus FY 2004 six-month net income of $122.5 million. Six-month earnings of $3.34 per share diluted rose 121% versus FY 2004's same period earnings of $1.51 per share diluted.

   o FY 2005 second-quarter contracts of $2.20 billion (3,181 homes), grew 38% over FY 2004's second-quarter contracts of $1.60 billion (2,595 homes), the previous second-quarter record. In addition, in second quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of $85.2 million (123 homes).

   o FY 2005's six-month contracts of $3.65 billion (5,354 homes), grew 46% over FY 2004's total of $2.50 billion (4,107 homes), the previous six-month record. In addition, in the six-month FY 2005 period, unconsolidated entities in which the Company had an interest signed contracts of $100.7 million (159 homes).

   o FY 2005 second quarter-end backlog of $5.87 billion (8,561 homes), the highest in the Company's history, increased 57% over FY 2004's second-quarter-end backlog of $3.73 billion (6,211 homes), the previous second-quarter record. In addition, at the end of second quarter 2005, unconsolidated entities in which the Company had an interest had a backlog of $111.7 million (183 homes).

   o FY 2005 second-quarter revenues of $1.25 billion increased 52% versus FY 2004's second-quarter revenues of $819.5 million. In FY 2005, second-quarter home building revenues of $1.23 billion (1,912 homes), increased 51% over FY 2004's second-quarter home building revenues of $814.3 million (1,463 homes), the previous second-quarter record. Revenues from land sales totaled $9.8 million for FY 2005's second quarter, compared to $2.0 million in the second quarter of FY 2004.

   o FY 2005 six-month revenues of $2.25 billion increased 59% versus FY 2004's six-month revenues of $1.42 billion, the previous six-month record. FY 2005 six-month home building revenues of $2.22 billion (3,502 homes) increased 58% over FY 2004's six-month home building revenues of $1.40 billion (2,548 homes), the previous six-month record. FY 2005 revenues from land sales for the six-month period totaled $11.0 million compared to $8.0 million in the same period in FY 2004.


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


   o In addition, in the Company's fiscal 2005 second-quarter and six-month periods, unconsolidated entities in which the Company had an interest delivered $38.4 million (87 homes) and $64.9 million (150 homes), respectively, compared to $1.9 million (6 homes) and $3.4 million (11 homes), respectively, in the same periods of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

   o Toll Brothers' second quarter and six-month 2004 results included a $0.06 per share after-tax expense due to early retirement of $170 million of 8 1/8% senior subordinated notes due 2009. No such comparable charge was incurred in the second-quarter or six-month periods in FY 2005.

   o In Toll Brothers' third quarter 2005, the Company anticipates it will incur an after-tax expense of approximately $0.03 per share diluted related to the expected early retirement of all of its $100 million of 8% Senior Subordinated Notes due 2009 and its $222.5 million bank term loan due July 2005.


Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 26, 2005, to discuss these results and our outlook for the remainder of fiscal 2005. Prior to this conference call, the company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2005 which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through July 31, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

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


Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.
                                                --------------------

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


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

                                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (Amounts in thousands)
                                                                                  April 30,         October 31,
                                                                                    2005               2004
                                                                                 -----------        -----------
ASSETS                                                                           (Unaudited)
Cash and cash equivalents                                                        $   566,668        $   465,834
Marketable securities                                                                                   115,029
Inventory                                                                          4,299,587          3,878,260
Property, construction and office equipment, net                                      63,649             52,429
Receivables, prepaid expenses and other assets                                       152,009            146,212
Mortgage loans receivable                                                             78,663             99,914
Customer deposits held in escrow                                                      76,681             53,929
Investments in and advances to
  unconsolidated entities                                                            114,196             93,971
                                                                                 -----------        -----------
                                                                                 $ 5,351,453        $ 4,905,578
                                                                                 ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Loans payable                                                                    $   358,922        $   340,380
Senior notes                                                                         845,914            845,665
Subordinated notes                                                                   450,000            450,000
Mortgage company warehouse loan                                                       69,108             92,053
Customer deposits                                                                    389,265            291,424
Accounts payable                                                                     202,918            181,972
Accrued expenses                                                                     611,340            574,202
Income taxes payable                                                                 147,964            209,895
                                                                                 -----------        -----------
                  Total liabilities                                                3,075,431        $ 2,985,591
                                                                                 -----------        -----------

Stockholders' equity:
Preferred stock, none issued
Common stock                                                                             776                770
Additional paid-in capital                                                           251,646            200,938
Retained earnings                                                                  2,051,056          1,770,730
Unearned compensation                                                                   (834)
Treasury stock                                                                       (26,622)           (52,451)
                                                                                 -----------        -----------
                  Total stockholders'equity                                        2,276,022          1,919,987
                                                                                 -----------        -----------
                                                                                 $ 5,351,453        $ 4,905,578
                                                                                 ===========        ===========



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
                                     TOLL BROTHERS, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)

                                                       Six months ended                 Three months ended
                                                            April 30,                        April 30,
                                                 ------------------------------        ----------------------
                                                    2005                2004              2005         2004
                                                 ------------------------------        ----------------------
Revenues:
  Home sales                                     $2,215,095          $1,403,886        $1,225,998    $814,309
  Land sales                                         11,025               7,998             9,800       2,011
  Equity earnings
   in unconsolidated                                  5,308               1,394             3,373         729
entities
  Interest and other                                 15,992               4,119             9,109       2,436
                                                 ----------          ----------        ----------    --------
                                                  2,247,420           1,417,397         1,248,280     819,485
                                                 ----------          ----------        ----------    --------

Costs and expenses:
  Home sales                                      1,516,142           1,007,051           830,649     584,623
  Land sales                                          6,095               6,806             5,316       1,503
  Selling, general and
   administrative                                   223,423             166,547           116,358      89,894
  Interest                                           49,938              35,754            28,126      21,196
  Expenses related to early
   retirement of debt                                                     7,748                         7,748
                                                 ----------          ----------        ----------    --------
                                                  1,795,598           1,223,906           980,449     704,964
                                                 ----------          ----------        ----------    --------

Income before income taxes                          451,822             193,491           267,831     114,521
Income taxes                                        171,496              70,969            97,698      42,083
                                                 ----------          ----------        ----------    --------
Net income                                       $  280,326          $  122,522        $  170,133    $ 72,438
                                                 ==========          ==========        ==========    ========

Earnings per share:
  Basic                                          $     3.66          $     1.65        $     2.20    $   0.97
  Diluted                                        $     3.34          $     1.51        $     2.01    $   0.89

Weighted average number of shares:
  Basic                                              76,570              74,123            77,313      74,406
  Diluted                                            83,859              81,123            84,676      81,426


Additional information:
  Interest incurred                              $   58,148          $   56,505        $   28,998    $ 28,265
  Depreciation and
    amortization                                 $   10,879          $    7,336        $    5,678    $  3,773



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

THREE MONTHS ENDED APRIL 30,                                UNITS                            $ (MILL)
                                                  2ND QTR.         2ND QTR.          2ND QTR.        2ND QTR.
CLOSINGS                                            2005             2004              2005            2004
-------------------------------                  ----------       ----------        ---------        --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                254              216            140.3           124.8
MID-ATLANTIC (DE, MD, PA, VA)                           759              534            458.7           274.1
MIDWEST      (IL, MI, OH)                               141               99             89.1            58.6
SOUTHEAST    (FL, NC, SC, TN)                           197              192            105.4            91.5
SOUTHWEST    (AZ, CO, NV, TX)                           305              190            188.9           107.4
WEST COAST   (CA)                                       256              232            243.6           157.9
                                                 ----------       ----------        ---------        --------
                                                      1,912            1,463          1,226.0           814.3
UNCONSOLIDATED ENTITIES                                  87                6             38.4             1.9
                                                 ----------       ----------        ---------        --------
                                                      1,999            1,469          1,264.4           816.2
                                                 ==========       ==========        =========        ========


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                495              282            318.8           162.5
MID-ATLANTIC (DE, MD, PA, VA)                         1,177              911            784.1           515.8
MIDWEST      (IL, MI, OH)                               212              187            144.4           112.3
SOUTHEAST    (FL, NC, SC, TN)                           463              268            262.3           131.3
SOUTHWEST    (AZ, CO, NV, TX)                           579              425            403.5           248.3
WEST COAST   (CA)                                       255               522           291.4           429.8
                                                 ----------       ----------        ---------        --------
                                                      3,181            2,595          2,204.5         1,600.0
UNCONSOLIDATED ENTITIES                                 123                5             85.2             1.6
                                                 ----------       ----------        ---------        --------
                                                      3,304            2,600          2,289.7         1,601.6
                                                 ==========       ==========        =========        ========


BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                              1,359            1,037            855.4           590.4
MID-ATLANTIC (DE, MD, PA, VA)                         2,767            2,173          1,782.3         1,161.2
MIDWEST      (IL, MI, OH)                               534              430            360.6           247.7
SOUTHEAST    (FL, NC, SC, TN)                         1,218              540            741.4           289.9
SOUTHWEST    (AZ, CO, NV, TX)                         1,743            1,028          1,162.7           599.5
WEST COAST   (CA)                                       940            1,003            964.0           842.2
                                                 ----------       ----------        ---------        --------
                                                      8,561            6,211          5,866.4         3,730.9
UNCONSOLIDATED ENTITIES                                 183               14            111.7             4.5
                                                 ----------       ----------        ---------        --------
                                                      8,744            6,225          5,978.1         3,735.4
                                                 ==========       ==========        =========        ========


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
SIX MONTHS ENDED APRIL 30,                                  UNITS                            $ (MILL)
                                                  6 MONTHS         6 MONTHS          6 MONTHS        6 MONTHS
CLOSINGS                                            2005             2004              2005             2004
-------------------------------                  ----------       ----------        ---------        --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                483              399            263.6           229.4
MID-ATLANTIC (DE, MD, PA, VA)                         1,422              939            845.6           475.5
MIDWEST      (IL, MI, OH)                               236              171            146.1            99.6
SOUTHEAST    (FL, NC, SC, TN)                           352              313            189.7           145.1
SOUTHWEST    (AZ, CO, NV, TX)                           553              339            344.8           189.2
WEST COAST   (CA)                                       456              387            425.3           265.1
                                                 ----------       ----------        ---------        --------
                                                      3,502            2,548          2,215.1         1,403.9
UNCONSOLIDATED ENTITIES                                 150               11             64.9             3.4
                                                 ----------       ----------        ---------        --------
                                                      3,652            2,559          2,280.0         1,407.3
                                                 ==========       ==========        =========        ========

CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                814              504            519.5           300.3
MID-ATLANTIC (DE, MD, PA, VA)                         1,944            1,438          1,255.5           799.6
MIDWEST      (IL, MI, OH)                               324              307            222.4           184.0
SOUTHEAST    (FL, NC, SC, TN)                            844              442            467.7           216.8
SOUTHWEST    (AZ, CO, NV, TX)                           945              658            657.8           391.8
WEST COAST   (CA)                                       483              758            524.7           610.3
                                                 ----------       ----------        ---------        --------
                                                      5,354            4,107          3,647.6         2,502.8
UNCONSOLIDATED ENTITIES                                 159               10            100.7             3.2
                                                 ----------       ----------        ---------        --------
                                                      5,513            4,117          3,748.3         2,506.0
                                                 ==========       ==========        =========        ========


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